Exhibit 1.1

DRAGONWAVE INC.

BY-LAW NO. 1A

OFFICERS

21.	Appointments Generally	7
22.	Remuneration and Removal	8
23.	Powers and Duties	8
24.	Duties May be Delegated	8
25.	Chairperson of the Board	8
26.	Vice-Chairperson of the Board	8
27.	President	8
28.	Vice-President	9
29.	Secretary	9
30.	Treasurer	9
31.	Assistant Secretary and Assistant Treasurer	9
32.	Managing Director	9
33.	General Manager	9
34.	Vacancies	10

SHAREHOLDERS’ MEETINGS

35.	Annual Meeting	10
36.	Special Meetings	10
37.	Place of Meetings	10
38.	Participation in Meeting by Electronic Means	10
39.	Meeting Held by Electronic Means	10
40.	Notice	11
41.	Waiver of Notice	11
42.	Omission of Notice	11
43.	Voting	11
44.	Chairperson of the Meeting	12
45.	Proxies	12
46.	Adjournment	13
47.	Quorum	16
48.	Resolution in Lieu of Meeting	14

SECURITIES

49.	Issuance of Shares	14
50.	Certificates	14

TRANSFER OF SECURITIES

51.	Transfer Agent and Registrar	15
52.	Securities Registers	15
53.	Surrender of Certificates	16
54.	Shareholder Indebted to the Corporation	16
55.	Lost, Apparently Destroyed or Wrongfully Taken Security Certificates	16

DIVIDENDS

56.	Dividends	16

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VOTING SHARES AND SECURITIES IN OTHER BODIES CORPORATE

57.	Voting Shares and Securities in Other Bodies Corporate	17

INFORMATION AVAILABLE TO SHAREHOLDERS

58.	Confidential Information Not Available to Shareholders	17
59.	Availability of Corporate Records to Shareholders	17

NOTICES

60.	Service	18
61.	Securities Registered in More Than One Name	18
62.	Persons Becoming Entitled by Operation of Law	18
63.	Deceased Security Holders	18
64.	Signature to Notices	19
65.	Computation of Time	19
66.	Proof of Service	19

CHEQUES, DRAFTS AND NOTES

67.	Cheques, Drafts and Notes	19

CUSTODY OF SECURITIES

68.	Custody of Securities	19

EXECUTION OF INSTRUMENTS

69.	Execution of Instruments	20

DIVISIONS

70.	Authority to Create Divisions	21
71.	Designation and Appointment of Divisional Officers	21
72.	Duties and Authority of Divisional Officers	22
73.	Execution of Instruments	22

FINANCIAL YEAR

74.	Financial Year	23

ELECTRONIC DOCUMENTS

75.	Creation and Provision of Information	23
76.	Consent and Other Requirements	23

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DRAGONWAVE INC.

BY-LAW NO. 1A

A by-law relating generally to the conduct of the affairs of the Corporation.

INTERPRETATION

1.                                                                                      Interpretation.

In this by-law and all other by-laws of the Corporation, unless the context otherwise specifies or requires:

(a)                                 “Act” means the Canada Business Corporations Act, R.S.C. 1985, c. C-44 as from time to time amended and every statute that may be substituted therefor and, in the case of such substitution, any references in the by-laws of the Corporation to provisions of the Act shall be read as references to the substituted provisions therefor in the new statute or statutes;

(b)                                 “Regulations” means the Regulations under the Act as published or from time to time amended and every regulation that may be substituted therefore and, in the case of such substitution, any references in the by-laws of the Corporation to provisions of the Regulations shall be read as references to the substituted provisions therefor in the new regulations;

(c)                                  “by-law” means any by-law of the Corporation from time to time in force and effect;

(d)                                 all terms which are contained in the by-laws and which are defined in the Act or the Regulations shall have the meanings given to such terms in the Act or the Regulations;

(e)                                  words importing the singular number only shall include the plural and vice versa and words importing a specific gender shall include the other genders; and

(f)                                   the headings used in the by-laws are inserted for reference purposes only are not to be considered or taken into account in construing the terms or provisions thereof or to be deemed in any way to clarify, modify or explain the effect of any such terms or provisions.

REGISTERED OFFICE AND SEAL

2.                                      (a)                                 Registered Office.

The registered office of the Corporation shall be in the province in Canada specified in its articles.  The place and address of the registered office within such province may be changed from time to time by the directors.

(b)                                 Seal.

The Corporation may, but need not, adopt a corporate seal, and may change a corporate seal that is adopted.  Any corporate seal adopted for the Corporation shall be such as the board of directors may by resolution from time to time approve.

DIRECTORS

3.                                                                                      Number and Duties.

Subject to any unanimous shareholder agreement, the directors shall manage, or supervise the management of, the business and affairs of the Corporation.  The board of directors shall consist of the number of directors set out in the articles of the Corporation or, where a minimum and maximum number is provided for in the articles, such number of directors as shall be determined from time to time by ordinary resolution of the shareholders or if the resolution of the shareholders empowers the directors to determine such number, then by resolution of the directors.  Subject to the Act, at least twenty-five per cent of the directors shall be resident Canadians.  However, subject to the Act, if the Corporation has less than four directors, at least one director shall be a resident Canadian.  If the Corporation is a distributing corporation and any of its securities remain outstanding and are held by more than one person, at least two of the directors shall not be officers or employees of the Corporation or any affiliate of the Corporation.  In exercising his or her powers and discharging his or her duties each director shall (a) act honestly and in good faith with a view to the best interests of the Corporation and (b) exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

4.                                                                                      Term of Office.

A director’s term of office (subject to (a) the provisions of the articles of the Corporation; (b) the provisions of the Act; (c) any unanimous shareholder agreement; and (d) any expressly stated term of office) shall be from the date on which the director is elected or appointed until the annual meeting next following.

5.                                                                                      Vacation of Office.

A director of the Corporation ceases to hold office when the director: (a) becomes bankrupt; (b) is found to be of unsound mind by a court in Canada or elsewhere; (c) by notice in writing to the Corporation, resigns, which resignation shall be effective at the time it is received by the Corporation or at the time specified in the notice, whichever is later; (d) dies; (e) is removed from office by the shareholders in accordance with paragraph 6; or (f) if required to hold shares issued by the Corporation to be qualified as a director, ceases to hold such shares.

6.                                                                                      Election and Removal.

Subject to Section 107 of the Act, the shareholders of the Corporation shall elect, at the first meeting of shareholders and at each succeeding annual meeting at which an election of directors is required, directors to hold office for a term expiring not later than the close of the third annual meeting of shareholders following the election.  A director not elected for an expressly stated term ceases to hold office at the close of the first annual meeting of shareholders following the director’s election, but, if qualified, is eligible for re-election.  If directors are not elected at a meeting of shareholders, the incumbent directors continue in office until their successors are elected.  Provided always that, subject to Section 109 of the Act, the shareholders of the Corporation may, by ordinary resolution passed at a special meeting of shareholders, remove any director or directors from office and a vacancy created by the removal of a director may be filled at the meeting of the shareholders at which the director is removed.

7.                                                                                      Committees of Directors.

The directors may appoint from among their number a committee or committees and subject to Section 115 of the Act may delegate to any such committee any of the powers of the directors.  Subject to the by-laws and any resolution of the board of directors, any committee of directors may meet for the transaction of business, adjourn and otherwise regulate its meetings as it sees fit and may from time to time adopt, amend or repeal rules or procedures in this regard.  Subject to the Act, except to the extent otherwise determined by the board of directors or, failing such determination, as determined by such committee of directors, the provisions of paragraphs 8 to 15, inclusive, shall apply, mutatis mutandis, to such committee.

MEETINGS OF DIRECTORS

8.                                                                                      Place of Meeting.

Meetings of the directors may be held within or outside Canada.

9.                                                                                      Notice.

A meeting of directors may be convened by the Chairperson of the Board, the Vice-Chairperson of the Board, the Managing Director, the President if he is a director, a Vice-President who is a director or any two directors at any time, and the Secretary, when directed or authorized by any of such officers or any two directors, shall convene a meeting of directors.  The notice of any meeting convened as aforesaid need not specify the purpose of or the business to be transacted at the meeting, except for any of the matters set out in Section 115(3) of the Act.

Notice of any such meeting shall be served in the manner specified in paragraphs 60 or 75 of this by-law not less than two days (exclusive of the day on which the notice is delivered or sent but inclusive of the day for which notice is given) before the meeting is to take place; provided always that a director may in any manner waive notice of a meeting of directors (whether before or after such meeting) and attendance of a director at a meeting of directors shall constitute a waiver of notice of the meeting except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called; provided further that meetings of directors may be held at any time without notice if all the directors are present (except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called) or if all of the absent directors waive notice before or after the date of such meeting.

If the first meeting of the directors following the election of directors by the shareholders is held immediately thereafter, then for such meeting or for a meeting of the directors at which a director is appointed to fill a vacancy in the board, no notice shall be necessary to such elected or appointed directors or directors in order to legally constitute the meeting, provided that a quorum of the directors is present.

10.                                                                               Omission of Notice.

The accidental omission to give notice of any meeting of directors to, or the non-receipt of any notice by, any person shall not invalidate any resolution passed or any proceeding taken at such meeting.

11.                                                                               Adjournment.

Any meeting of directors may be adjourned from time to time by the Chairperson of the meeting, with the consent of the meeting, to a fixed time and place.  Notice of any adjourned meeting of directors is not required to be given if the time and place of the adjourned meeting is announced at the original meeting.  Any adjourned meeting shall be duly constituted if held in accordance with the terms of the adjournment and a quorum is present thereat.  The directors who formed a quorum at the original meeting are not required to form the quorum at the adjourned meeting.  If there is no quorum present at the adjourned meeting, the original meeting shall be deemed to have terminated forthwith after its adjournment.  Any business may be brought before or dealt with at any adjourned meeting which might have been brought before or dealt with at the original meeting in accordance with the notice calling the same.

12.                                                                               Quorum.

A majority of the number of directors fixed under paragraph 3 shall form a quorum for the transaction of business and, notwithstanding any vacancy among the directors, a quorum of directors may exercise all the powers of directors.  No business shall be transacted at a meeting of directors unless a quorum of the board of directors is present and, except as otherwise permitted or restricted by the Act, at least twenty-five per cent of the directors present are resident Canadians or, if the Corporation has less than four directors, at least one of the directors present is a resident Canadian.

13.                                                                               Telephone Participation.

A director may, in accordance with the Regulations, if any, and if all of the directors of the Corporation consent, participate in a meeting of directors or of a committee of directors by means of such telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting.  A director participating in such a meeting by such means is deemed to be present at that meeting.

14.                                                                               Voting.

Questions arising at any meeting of the board of directors shall be decided by a majority of votes.  In case of an equality of votes the Chairperson of the meeting in addition to his or her original vote shall not have a second or casting vote.

15.                                                                               Resolution in Lieu of Meeting.

Notwithstanding any of the provisions of this by-law, but subject to the Act or any unanimous shareholder agreement, a resolution in writing, signed by all of the directors entitled to vote on that resolution at a meeting of the directors is as valid as if it had been passed at a meeting of the directors.

REMUNERATION OF DIRECTORS

16.                                                                               Remuneration of Directors.

The remuneration to be paid to the directors shall be such as the board of directors shall from time to time determine and such remuneration shall be in addition to the salary paid to any officer or employee of the Corporation who is also a member of the board of directors.  The board of directors may also award special remuneration to any director undertaking any special services on the Corporation’s behalf other than the routine work ordinarily required of a director by the Corporation and the confirmation of any such resolution or resolutions by the shareholders shall not be required.  The directors shall also be entitled to be paid their travelling and other expenses properly incurred by them in connection with the affairs of the Corporation.

SUBMISSION OF CONTRACTS OR
TRANSACTIONS TO SHAREHOLDERS FOR APPROVAL

17.                                                                               Submission of Contracts or Transactions to Shareholders for Approval.

The board of directors in its discretion may submit any contract, act or transaction for approval or ratification at any annual meeting of the shareholders or at any special meeting of the shareholders called for the purpose of considering the same and, subject to the provisions of Section 120 of the Act, any such contract, act or transaction that shall be approved or ratified or confirmed by a resolution passed by a majority of the votes cast at any such meeting (unless any different or additional requirement is imposed by the Act or by the Corporation’s articles or any other by-law) shall be as valid and as binding upon the Corporation and upon all the shareholders as though it had been approved, ratified or confirmed by every shareholder of the Corporation.

FOR THE PROTECTION OF DIRECTORS AND OFFICERS

18.                                                                               Conflict of Interest.

In supplement of and not by way of limitation upon any rights conferred upon directors and officers by the Act, no director or officer shall be disqualified by his or her office from, or vacate his or her office by reason of, holding any office or place of profit under the Corporation or under any body corporate in which the Corporation shall be a shareholder; nor shall any director or officer be liable to account to the Corporation or any of its shareholders or creditors for any profit arising from any such office or place of profit; and, subject to the provisions of Section 120 of the Act, no contract or arrangement entered into by or on behalf of the Corporation in which any director or officer shall be in any way directly or indirectly interested shall be avoided or voidable and no director or officer shall be liable to account to the Corporation or any of its shareholders or creditors for any profit realized by or from any such contract or arrangement by reason of any fiduciary relationship.  A director or officer of the Corporation who is a party to a material contract or transaction or proposed material contract or transaction with the Corporation, or is a director or an officer, or an individual acting in a similar capacity of, or has a material interest in, any person who is a party to a material contract or transaction or proposed material contract or transaction with the Corporation shall disclose the nature and extent of such interest at the time and in the manner provided in the Act.  Except as provided in the Act, no such director of the Corporation shall vote on any resolution to approve such contracts or transactions but each such director may be counted to determine the presence of a quorum at the meeting of directors where such vote is being taken.

19.                                                                               For the Protection of Directors and Officers.

Except as otherwise provided in the Act, no director or officer for the time being of the Corporation shall be liable for the acts, receipts, neglects or defaults of any other director or officer or employee or for joining in any receipt or act for conformity or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired by the Corporation or for or on behalf of the Corporation or for the insufficiency or deficiency of any security in or upon which any of the moneys of or belonging to the Corporation shall be placed out or invested or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person, including any person with whom or which any moneys, securities or effects shall be lodged or deposited or for any loss, conversion, misapplication or misappropriation of or any damage resulting from any dealings with any moneys, securities or other assets belonging to the Corporation or for any other loss, damage or misfortune whatever which may happen in the execution of the duties of his or her respective office or trust or in relation thereto unless the same shall happen by or through his or her failure to exercise the powers and to discharge the duties of his office honestly and in good faith with a view to the best interests of the Corporation and in connection therewith to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. The directors for the time being of the Corporation shall not be under any duty or responsibility in respect of any contract, act or transaction whether or not made, done or entered into in the name or on behalf of the Corporation, except such as shall have been submitted to and authorized or approved by the board of directors. If any director or officer of the Corporation shall be employed by or shall perform services for the Corporation otherwise than as a director or officer or shall have an interest in a person which is employed by or performs services for the Corporation, the fact of his or her being a shareholder, director or officer of the Corporation shall not disentitle such director or officer or such person, as the case may be, from receiving proper remuneration for such services.

20.                                                                               Indemnities to Directors and Officers.

Subject to the provisions of Section 124 of the Act, the Corporation shall indemnify a director or officer, a former director or officer, or another individual who acts or acted at the Corporation’s request as a director or officer, or an individual acting in a similar capacity of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal or administrative action or proceeding to which the individual is involved because of that association with the Corporation or other entity, if (a) the individual acted honestly and in good faith with a view to the best interests of the Corporation or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the Corporation’s request; and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful. The Corporation shall also indemnify any such person in such other circumstances as the Act or law permits or requires. Nothing in this by-law shall limit the right of any person entitled to indemnity to claim indemnity apart from the provisions of this by-law to the extent permitted by the Act or law. The Corporation may also purchase insurance for the benefit of any or all directors and/or officers or other individuals referred to above against any such liability.

OFFICERS

21.                                                                               Appointments Generally.

The board of directors may annually or oftener as may be required appoint a Chairperson of the Board, a Vice-Chairperson of the Board, a President, one or more Vice-Presidents, a Secretary, a Treasurer, one or more Assistant Secretaries, one or more Assistant Treasurers, a Managing Director, a General Manager, a General Counsel or a Comptroller. Notwithstanding the foregoing, each incumbent officer shall continue in office until the earliest of (a) the officer’s resignation, which resignation shall be effective at the time a written resignation is received by the Corporation or at the time specified in the resignation, whichever is later, (b) the appointment of the officer’s successor, (c) the officer ceasing to be a director or resident Canadian if such is a necessary qualification of the officer’s appointment, (d) the meeting at which the board of directors annually appoint the officers of the Corporation, (e) the officer’s removal, and (f) the officer’s death. A director may be appointed to any office of the Corporation but none of the officers except the Chairperson of the Board, the Vice-Chairperson of the Board and the Managing Director need be a member of the board of directors. Two or more of such offices may be held by the same person. In case and whenever the same person holds the offices of Secretary and Treasurer he may but need not be known as the Secretary-Treasurer. The board of directors may from time to time appoint such other officers and agents as it shall deem necessary who shall have such authority and shall perform such duties as may from time to time be prescribed by the board of directors. The board of directors may from time to time and subject to the provisions of the Act, vary, add to or limit the duties and powers of any officer.

22.                                                                               Remuneration and Removal.

The remuneration of all officers appointed by the board of directors shall be determined from time to time by resolution of the board of directors. The fact that any officer or employee is a director or shareholder of the Corporation shall not disqualify such officer or employee from receiving such remuneration as may be determined. All officers, in the absence of agreement to the contrary, shall be subject to removal by resolution of the board of directors at any time, with or without cause.

23.                                                                               Powers and Duties.

All officers shall sign such contracts, documents or instruments in writing as require their respective signatures and shall respectively have and perform all powers and duties incident to their respective offices and such other powers and duties respectively as may from time to time be assigned to them by the board of directors.

24.                                                                               Duties May be Delegated.

In case of the absence or inability to act of any officer of the Corporation or for any other reason that the board of directors may deem sufficient, the board of directors may delegate all or any of the powers of such officer to any other officer or to any director for the time being.

25.                                                                               Chairperson of the Board.

The Chairperson of the Board (if any) shall, when present, preside as Chairperson at all meetings of the directors, any committee of directors and the shareholders.

26.                                                                               Vice-Chairperson of the Board.

If the Chairperson of the Board is absent or is unable or refuses to act, the Vice-Chairperson of the Board (if any) shall, when present, preside as chairperson at all meetings of the directors, any committee of directors and the shareholders.

27.                                                                               President.

The President shall be the chief executive officer of the Corporation unless otherwise determined by the board of directors. The President shall be vested with and may exercise all the powers and shall perform all the duties of the Chairperson of the Board and/or the Vice-Chairperson of the Board if none be appointed or if the Chairperson of the Board and the Vice-Chairperson of the Board are absent or are unable or refuse to act; provided, however, that unless the President is a director he or she shall not preside as Chairperson at any meeting of directors or of any committee of directors or, subject to paragraph 44 of this by-law, at any meeting of shareholders.

28.                                                                               Vice-President.

The Vice-President or, if more than one, the Vice-Presidents, in order of seniority, shall be vested with all the powers and shall perform all the duties of the President in the absence or inability or refusal to act of the President; provided, however, that a Vice-President who is not a director shall not preside as Chairperson at any meeting of directors or of any committee of directors or, subject to paragraph 44 of this by-law, at any meeting of shareholders.

29.                                                                               Secretary.

The Secretary shall give or cause to be given notices for all meetings of the directors, any committee of directors and the shareholders when directed to do so and shall have charge of the minute and record books of the Corporation and, subject to the provisions of paragraph 51 of this by-law, of the records (other than accounting records) referred to in Section 20 of the Act. The Secretary shall, when present, act as secretary of meetings of the board of directors and of the shareholders.

30.                                                                               Treasurer.

Subject to the provisions of any resolution of the board of directors, the Treasurer (or any other person holding a similar function) shall have the care and custody of all the funds and securities of the Corporation and shall deposit the same in the name of the Corporation in such bank or banks or with such other depositary or depositaries as the board of directors may direct.

31.                                                                               Assistant Secretary and Assistant Treasurer.

The Assistant Secretary or, if more than one, the Assistant Secretaries in order of seniority, and the Assistant Treasurer or, if more than one, the Assistant Treasurers in order of seniority, shall respectively perform all the duties of the Secretary and the Treasurer, respectively, in the absence or inability or refusal to act of the Secretary or the Treasurer, as the case may be.

32.                                                                               Managing Director.

The Managing Director shall be a member of the board of directors, and a resident Canadian and shall exercise such powers and have such authority as may be delegated to the Managing Director by the board of directors in accordance with the provisions of Section 115 of the Act.

33.                                                                               General Manager.

The board of directors may from time to time appoint a General Manager and may delegate to such General Manager full power to manage and direct the business and affairs of the Corporation (except such matters and duties as by law must be transacted or performed by the board of directors and/or by the shareholders) and to employ and discharge agents and employees of the Corporation or may delegate to the General Manager any lesser authority. The General Manager shall conform to all lawful orders given by the board of directors and shall at all reasonable times give to the directors or any of them all information they may require regarding the affairs of the Corporation. Any agent or employee appointed by the General Manager shall be subject to discharge by the board of directors.

34.                                                                               Vacancies.

If the office of any officer of the Corporation shall be or become vacant by reason of death, resignation, disqualification or otherwise, the board of directors may appoint a person to fill such vacancy.

SHAREHOLDERS’ MEETINGS

35.                                                                               Annual Meeting.

Subject to the provisions of Section 133 of the Act, the annual meeting of the shareholders shall be held on such day in each year and at such time as the board of directors may determine.

36.                                                                               Special Meetings.

Special meetings of the shareholders may be convened by order of the Chairperson of the Board, the Vice-Chairperson of the Board, the Managing Director, the President if a director, a Vice-President if a director or by the board of directors at any date and time.

37.                                                                               Place of Meetings.

Meetings of shareholders shall be held at any place within Canada that the board of directors determine, or at any place outside Canada if such place is specified in the articles or all the shareholders entitled to vote at the meeting agree that the meeting is to be held at that place. A shareholder who attends a meeting of shareholders held outside Canada is deemed to have agreed to it being held outside Canada except when the shareholder attends the meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully held.

38.                                                                               Participation in Meeting by Electronic Means.

Any person entitled to attend a meeting of shareholders may participate in the meeting, in accordance with the Regulations, if any, by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting, if the Corporation makes available such a communication facility.  A person participating in a meeting by such means is deemed for the purposes of the Act to be present at the meeting.

39.                                                                               Meeting Held by Electronic Means.

If the directors or the shareholders of the Corporation call a meeting of shareholders pursuant to the Act, those directors or shareholders, as the case may be, may determine that the meeting shall be held, in accordance with the Regulations, if any, entirely by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting.

40.                                                                               Notice.

A notice stating the day, hour and place of meeting shall be sent within the period prescribed by the Regulations to each shareholder entitled to vote at such meeting, to each director and to the auditor of the Corporation in the manner specified in paragraphs 60 or 75 of this by-law. Notwithstanding the foregoing, if the Corporation is not a distributing corporation, the notice may be sent not less than 10 days before the date of the meeting.  Notice of a meeting at which special business, as defined in Section 135(5) of the Act, is to be transacted shall state (a) the nature of that business in sufficient detail to permit the shareholder to form a reasoned judgment thereon, and (b) the text of any special resolution to be submitted to the meeting. Provided that a meeting of shareholders may be held for any purpose on any day and at any time without notice if all of the shareholders and all other persons entitled to attend such meeting are present in person or, where appropriate, represented by proxy at the meeting (except where a shareholder or other person attends the meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called) or if all of the shareholders and all other persons entitled to attend such meeting who are not present in person or, where appropriate, represented by proxy thereat waive notice before or after the date of such meeting. The directors may fix in advance a date as the record date for purposes of determining shareholders entitled to receive notice of a meeting of shareholders or entitled to vote at a meeting of shareholders in accordance with the requirements of Section 134 of the Act and the Regulations.

41.                                                                               Waiver of Notice.

A shareholder or any other person entitled to attend a meeting of shareholders may in any manner waive notice of a meeting of shareholders (whether before or after such meeting) and their attendance at a meeting of shareholders is a waiver of notice of the meeting, except where they attend a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

42.                                                                               Omission of Notice.

The accidental omission to give notice of any meeting or any irregularity in the notice of any meeting or the non-receipt of any notice by any shareholder or shareholders, director or directors or the auditor of the Corporation shall not invalidate any resolution passed or any proceedings taken at any meeting of shareholders.

43.                                                                               Voting.

Every question submitted to any meeting of shareholders shall be decided in the first instance by a show of hands unless a person entitled to vote at the meeting has demanded a ballot.  In the case of an equality of votes the Chairperson of the meeting shall neither on a show of hands nor on a ballot have a second or casting vote in addition to the vote or votes to which he or she may be otherwise entitled.

Notwithstanding the foregoing, any vote taken at a meeting of shareholders may be held, in accordance with the Regulations, if any, entirely by means of a telephonic, electronic or other communication facility, if the Corporation makes available such a communication facility.  Any person participating in a meeting of shareholders by electronic means pursuant to Subsection 132(4) or (5) of the Act and entitled to vote at the meeting may vote, in accordance with the Regulations, if any, by means of the telephonic, electronic or other communication facility that the Corporation has made available for that purpose.

A ballot may be demanded either before or after any vote by show of hands by any person entitled to vote at the meeting. If at any meeting a ballot is demanded on the election of a Chairperson or on the question of adjournment it shall be taken forthwith without adjournment. If at any meeting a ballot is demanded on any other question or as to the election of directors, the vote (subject to Section 152(3) of the Act) shall be taken by ballot in such manner and either at once, later in the meeting or after adjournment as the Chairperson of the meeting directs. The result of a ballot shall be deemed to be the resolution of the meeting at which the ballot was demanded. A demand for a ballot may be withdrawn.

Where two or more persons hold the same share or shares jointly, one of these holders present at a meeting of shareholders may, in the absence of the other or others, vote the share or shares but if two or more of those persons who are present, in person or by proxy, vote, they shall vote as one on the share or shares jointly held by them.

At any meeting unless a ballot is demanded, an entry in the minutes of a meeting to the effect that the Chairperson of the meeting declared a resolution to be carried or defeated is, in the absence of evidence to the contrary, proof of the fact without proof of the number or proportion of the votes recorded in favour of or against the resolution.

44.                                                                               Chairperson of the Meeting.

In the event that the Chairperson of the Board and the Vice-Chairperson of the Board are absent and the President is absent or is not a director and there is no Vice-President present who is a director, the persons who are present and entitled to vote shall choose another director as Chairperson of the meeting and if no director is present or if all the directors present decline to take the chair then the persons who are present and entitled to vote shall choose one of their number to be Chairperson.

45.                                                                               Proxies.

Votes at meetings of shareholders may be given either personally or by proxy or, in the case of a shareholder who is a body corporate or association, by an individual authorized to represent it at meetings of shareholders of the Corporation. At every meeting at which he or she is entitled to vote, every shareholder and/or person appointed by proxy and/or individual so authorized to represent a shareholder who is present in person shall have one vote on a show of hands. Upon a ballot at which he or she is entitled to vote, every shareholder present in person or represented by proxy or by an individual so authorized shall (subject to the provisions, if any, of the articles of the Corporation) have one vote for every share held by him or her.

A proxy shall be executed by the shareholder or the shareholder’s attorney authorized in writing or, if the shareholder is a body corporate or association, by an officer or attorney thereof duly authorized and is valid only at the meeting in respect of which it is given or any adjournment thereof.

A person appointed by proxy need not be a shareholder.

Subject to the provisions of the Act and the Regulations, a proxy may be in the following form:

The undersigned shareholder of DragonWave Inc. hereby appoints <> of <> or failing such person, <> of <> as the nominee of the undersigned to attend and act for the undersigned and on behalf of the undersigned at the <> meeting of the shareholders of the said Corporation to be held on the <> day of <>, 20<> and at any adjournment or adjournments thereof in the same manner, to the same extent and with the same power as if the undersigned were present at the said meeting or such adjournment or adjournments thereof.

DATED this <> day of <>, 20<>.

Signature of Shareholder

The board of directors may from time to time make regulations regarding the lodging of proxies at some place or places other than the place at which a meeting or adjourned meeting of shareholders is to be held and for particulars of such proxies to be provided before the meeting or adjourned meeting to the Corporation or any agent of the Corporation for the purpose of receiving such particulars and providing that proxies so lodged may be voted upon as though the proxies themselves were produced at the meeting or adjourned meeting and votes given in accordance with such regulations shall be valid and shall be counted. The Chairperson of any meeting of shareholders may, subject to any regulations made as aforesaid, in the Chairperson’s discretion accept any legible form of communication as to the authority of any person claiming to vote on behalf of and to represent a shareholder notwithstanding that no proxy conferring such authority has been lodged with the Corporation, and any votes given in accordance with such communication accepted by the Chairperson of the meeting shall be valid and shall be counted.

46.                                                                               Adjournment.

The Chairperson of any meeting may with the consent of the meeting adjourn the same from time to time to a fixed time and place and no notice of such adjournment need be given to the shareholders unless the meeting is adjourned by one or more adjournments for an aggregate of thirty days or more in which case, subject to Section 135(4) of the Act, notice of the adjourned meeting shall be given as for an original meeting. Any business may be brought before or dealt with at any adjourned meeting for which no notice is required which might have been brought before or dealt with at the original meeting in accordance with the notice calling the same.

Any adjourned meeting shall be duly constituted if held in accordance with the terms of the adjournment and a quorum is present thereat. The persons who formed a quorum at the original meeting are not required to form the quorum at the adjourned meeting. If there is no quorum present at the adjourned meeting, the original meeting shall be deemed to have terminated forthwith after its adjournment.

47.                                                                               Quorum.

A quorum at any meeting of shareholders (unless a greater number of persons are required to be present or a greater number of shares are required to be represented by the Act or by the articles or any other by-law) shall be persons present not being less than two in number and holding or representing twenty-five percent (25%) or more of the total number of the issued shares of the Corporation for the time being entitling the holders thereof to vote at such meeting.  Notwithstanding the foregoing, if the Corporation has only one shareholder, or only one holder of any class or series of shares, the shareholder present in person or by proxy constitutes a meeting.  No business shall be transacted at any meeting unless the requisite quorum be present at the time of the transaction of such business.  If a quorum is not present at the time appointed for a meeting of shareholders or within such reasonable time thereafter as the shareholders present may determine, the persons present and entitled to vote may adjourn the meeting to a fixed time and place but may not transact any other business and the provisions of paragraph 46 with regard to notice shall apply to such adjournment.

48.                                                                               Resolution in Lieu of Meeting.

Notwithstanding any of the provisions of this by-law a resolution in writing signed by all of the shareholders entitled to vote on that resolution at a meeting of the shareholders is, subject to Section 142 of the Act, as valid as if it had been passed at a meeting of the shareholders.

SECURITIES

49.                                                                               Issuance of Shares.

Subject to the provisions of Section 25 of the Act, the articles, by-laws and any unanimous shareholder agreement, shares in the capital of the Corporation may be issued by the board of directors at such times and on such terms and conditions and to such persons or class of persons as the board of directors determines.

50.                                                                               Certificates.

The shares of the Corporation shall be represented by certificates, provided that, subject to Section 49 of the Act, the board of directors may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation’s stock shall be uncertificated shares.  Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation.  At their option, every holder of stock of the Corporation that is represented by a certificate shall be entitled to have a certificate signed by, or in the name of the Corporation by at least one of the following persons, or the signature shall be printed or otherwise mechanically reproduced on the certificate:

(a)                                 a director or officer of the Corporation;

(b)                                 a registrar, transfer agent or branch transfer agent of the Corporation, or an individual on their behalf; and

(c)                                  a trustee who certifies it in accordance with a trust indenture.

A share certificate containing the signature of a person which is printed, engraved, lithographed or otherwise mechanically reproduced thereon may be issued notwithstanding that the person has ceased to be a director or an officer, as the case may be, of the Corporation and shall be as valid as if the person were a director or an officer, as the case may be, at the date of its issue.

TRANSFER OF SECURITIES

51.                                                                               Transfer Agent and Registrar.

The board of directors may from time to time appoint or remove one or more transfer agents and/or branch transfer agents and/or registrars and/or branch registrars (which may or may not be the same individual or body corporate) for the securities issued by the Corporation in registered form (or for such securities of any class or classes) and may provide for the registration of transfers of such securities (or such securities of any class or classes) in one or more places and such transfer agents and/or branch transfer agents and/or registrars and/or branch registrars shall keep all necessary books and registers of the Corporation for the registering of such securities (or such securities of the class or classes in respect of which any such appointment has been made).  In the event of any such appointment in respect of the shares (or the shares of any class or classes) of the Corporation, all share certificates issued by the Corporation in respect of the shares (or the shares of the class or classes in respect of which any such appointment has been made) of the Corporation shall be countersigned by or on behalf of one of the said transfer agents and/or branch transfer agents and by or on behalf of one of the said registrars and/or branch registrars, if any.

52.                                                                               Securities Registers.

A central securities register of the Corporation shall be kept at the registered office of the Corporation or at such other office or place in Canada as may from time to time be designated by the board of directors and a branch securities register or registers may be kept at such office or offices of the Corporation or other place or places, either in or outside Canada, as may from time to time be designated by the board of directors.  Such register or registers shall comply with the provisions of Section 50 of the Act.

53.                                                                               Surrender of Certificates.

Subject to the Act and the provisions of paragraph 55, no transfer of a security issued by the Corporation shall be registered unless the security certificate representing the security to be transferred has been surrendered or, if no security certificate has been issued by the Corporation in respect of such security, unless a duly executed instrument of transfer in respect thereof has been delivered to the Corporation or its transfer agent, as the case may be.

54.                                                                               Shareholder Indebted to the Corporation.

If so provided in the articles of the Corporation, the Corporation has a lien on a share registered in the name of a shareholder or the shareholder’s personal representative for a debt of that shareholder to the Corporation.  Such lien on a share of the Corporation may, subject to the Act, be enforced as follows:

(a)                                 where such share is redeemable pursuant to the articles of the Corporation, by redeeming such share and applying the redemption price to such debt;

(b)                                 by purchasing such share for cancellation for a price equal to the book value of such share and applying the proceeds to such debt;

(c)                                  by selling such share to any third party whether or not such party is at arm’s length to the Corporation including, without limitation, any officer or director of the Corporation, for the best price which the board of directors in their sole discretion consider to be obtainable for such share and applying the proceeds to such debt;

(d)                                 by refusing to permit the registration of a transfer of such share until such debt is paid;  or

(e)                                  by any other means permitted by law.

55.                                                                               Lost, Apparently Destroyed or Wrongfully Taken Security Certificates.

Subject to the Act, in case of the loss, apparent destruction or wrongful taking of a security certificate, a new certificate may be issued in replacement of the one lost, apparently destroyed or wrongfully taken or a transfer of the securities represented by such certificate may be registered, upon such terms as the board of directors may from time to time prescribe, either generally or in respect of any particular loss, apparent destruction or wrongful taking of a security certificate.

DIVIDENDS

56.                                                                               Dividends.

The board of directors may from time to time declare and the Corporation may pay dividends on the issued and outstanding shares in the capital of the Corporation subject to the provisions (if any) of the articles of the Corporation.

The board of directors shall not declare and the Corporation shall not pay a dividend if there are reasonable grounds for believing that:

(a)                                 the Corporation is, or would after the payment be, unable to pay its liabilities as they become due;  or

(b)                                 the realizable value of the Corporation’s assets would thereby be less than the aggregate of its liabilities and stated capital of all classes.

The Corporation may pay a dividend by issuing fully paid shares of the Corporation and, subject to the foregoing, the Corporation may pay a dividend in money or property.

The Corporation may fix a record date for determination of shareholders entitled to receive a dividend in accordance with the requirements of Section 134 of the Act and the Regulations.

In case several persons are registered as the joint holders of any shares, any one of such persons may give effectual receipts for all dividends and payments on account of dividends and/or redemption of shares (if any) subject to redemption.

VOTING SHARES AND SECURITIES IN OTHER BODIES CORPORATE

57.                                                                               Voting Shares and Securities in Other Bodies Corporate.

All of the shares or other securities carrying voting rights of any other body corporate held from time to time by the Corporation may be voted at any and all meetings of shareholders or holders of other securities (as the case may be) of such other body corporate and in such manner and by such person or persons as the board of directors of the Corporation shall from time to time determine.  The duly authorized signing officers of the Corporation may also from time to time execute and deliver for and on behalf of the Corporation proxies and/or arrange for the issuance of voting certificates and/or other evidence of the right to vote in such names as they may determine without the necessity of a resolution or other action by the board of directors.

INFORMATION AVAILABLE TO SHAREHOLDERS

58.                                                                               Confidential Information Not Available to Shareholders.

Except as provided by the Act, no shareholder shall be entitled to any information respecting any details or conduct of the Corporation’s business which in the opinion of the board of directors it would be inexpedient in the interests of the Corporation to communicate to the public.

59.                                                                               Availability of Corporate Records to Shareholders.

The board of directors may from time to time, subject to rights conferred by the Act, determine whether and to what extent and at what time and place and under what conditions or regulations the documents, books and registers and accounting records of the Corporation or any of them shall be open to the inspection of shareholders and no shareholder shall have any right to inspect any document or book or register or accounting record of the Corporation except as conferred by statute or authorized by the board of directors or by a resolution of the shareholders.

NOTICES

60.                                                                               Service.

Any notice or document required by the Act, the Regulations, the articles or the by-laws to be sent to any shareholder or director or to the auditor may be sent by prepaid mail addressed to, or may be delivered personally to, any such shareholder at the shareholder’s latest address as shown in the records of the Corporation or its transfer agent and to any such director at the director’s latest address as shown in the records of the Corporation or in the last notice filed under Section 106 or 113 of the Act, and to the auditor at the auditor’s business address; provided always that notice may be waived or the time for the notice may be waived or abridged at any time with the consent in writing of the person entitled thereto.  If a notice or document is sent to a shareholder by prepaid mail in accordance with this paragraph and the notice or document is returned on two consecutive occasions because the shareholder cannot be found, it shall not be necessary to send any further notices or documents to the shareholder until the shareholder informs the Corporation in writing of the shareholder’s new address.

61.                                                                               Securities Registered in More Than One Name.

All notices or documents with respect to any securities of the Corporation registered in more than one name shall be given to whichever of such persons is named first in the records of the Corporation and any notice or document so given shall be sufficient notice or delivery to all of the holders of such securities.

62.                                                                               Persons Becoming Entitled by Operation of Law.

Subject to Section 51 of the Act, every person who by operation of law, transfer or by any other means whatsoever shall become entitled to any securities of the Corporation shall be bound by every notice or document in respect of such securities which, previous to such person’s name and address being entered in the records of the Corporation, shall have been duly given to the person or persons from whom such person derives title to such securities.

63.                                                                               Deceased Security Holders.

Subject to Section 51 of the Act, any notice or document delivered or sent pursuant to paragraph 60 of this by-law or in accordance with the provisions of paragraphs 75 and 76 of this by-law to the address of any security holder as the same appears in the records of the Corporation shall, notwithstanding that such security holder be then deceased, and whether or not the Corporation has notice of such security holder’s decease, be deemed to have been duly served in respect of the securities held by such security holder (whether held solely or with any other person or persons) until some other person be entered in such security holder’s stead in the records of the Corporation as the holder or one of the holders thereof and such service shall for all purposes be deemed a sufficient service of such notice or document on such security holder’s heirs, the personal representatives of such heirs, or the personal representatives of the estate of such security holder and on all other persons, if any, interested with such security holder in such securities.

64.                                                                               Signature to Notices.

The signature of any director or officer of the Corporation to any notice or document to be given by the Corporation may be written or mechanically reproduced.

65.                                                                               Computation of Time.

Where a given number of days’ notice or notice extending over a period is required to be given under any provisions of the articles or by-laws of the Corporation, the day of giving or serving the notice or document shall not, unless it is otherwise provided, be counted in such number of days or other period.

66.                                                                               Proof of Service.

With respect to every notice or document sent by mail it shall be sufficient to prove that the envelope or wrapper containing the notice or other document was properly addressed as provided in paragraph 60 of this by-law and put into a post office or into a letter box.  A certificate of a director or an officer of the Corporation in office at the time of the making of the certificate or of a transfer officer of any transfer agent or branch transfer agent of shares of any class of the Corporation as to facts in relation to the sending or delivery of any notice or document to any security holder, director, officer or auditor or publication of any notice or document shall be conclusive evidence thereof and shall be binding on every security holder, director, officer or auditor of the Corporation, as the case may be.

CHEQUES, DRAFTS AND NOTES

67.                                                                               Cheques, Drafts and Notes.

All cheques, drafts or orders for the payment of money and all notes and acceptances and bills of exchange shall be signed by such director or directors or officer or officers or person or persons, whether or not officers of the Corporation, and in such manner as the board of directors may from time to time designate.

CUSTODY OF SECURITIES

68.                                                                               Custody of Securities.

All shares and other securities owned by the Corporation shall be lodged (in the name of the Corporation) with a chartered bank or a trust company or in a safety deposit box or, if so authorized by resolution of the board of directors, with such other depositaries or in such other manner as may be determined from time to time by the board of directors.

All shares and other securities belonging to the Corporation may be issued or held in the name of a nominee or nominees of the Corporation (and if issued or held in the names of more than one nominee shall be held in the names of the nominees jointly with right of survivorship).

EXECUTION OF INSTRUMENTS

69.                                                                               Execution of Instruments.

Contracts, documents or instruments in writing requiring the signature of the Corporation may be signed by:

(a)                                 any two of the officers appointed pursuant to paragraph 21;

(b)                                 any two directors;  or

(c)                                  any one of such officers together with any one director;

and all contracts, documents and instruments in writing so signed shall be binding upon the Corporation without any further authorization or formality.  Provided that where one person is the only director and officer of the Corporation, that person may sign such contracts, documents or instruments in writing.  The board of directors shall have power from time to time to appoint any director or directors, or any officer or officers, or any other person or persons, on behalf of the Corporation either to sign contracts, documents and instruments in writing generally or to sign specific contracts, documents or instruments in writing.

The corporate seal of the Corporation, if any, may be affixed to contracts, documents and instruments in writing signed as aforesaid or by any director or directors, officer or officers, other person or persons, appointed as aforesaid by the board of directors but any such contract, document or instrument is not invalid merely because the corporate seal, if any, is not affixed thereto.

The term “contracts, documents or instruments in writing” as used in this by-law shall include security certificates, deeds, mortgages, hypothecs, charges, conveyances, transfers and assignments of property real or personal, immovable or movable, agreements, releases, receipts and discharges for the payment of money or other obligations and conveyances, transfers and assignments of shares, share warrants, stocks, bonds, debentures or other securities and all paper writings.

In particular without limiting the generality of the foregoing:

(a)                                 any two of the officers appointed pursuant to paragraph 21;

(b)                                 any two directors;  or

(c)                                  any one of such officers together with any one director;

shall have authority to sell, assign, transfer, exchange, convert or convey any and all shares, stocks, bonds, debentures, rights, warrants or other securities owned by or registered in the name of the Corporation and to sign and execute (under the seal of the Corporation or otherwise) all assignments, transfers, conveyances, powers of attorney and other instruments that may be necessary for the purpose of selling, assigning, transferring, exchanging, converting or conveying any such shares, stocks, bonds, debentures, rights, warrants or other securities.  Provided that where one person is the only director and officer of the Corporation, that person shall have such authority.

The signature or signatures of the director or directors of the Corporation and/or of any officer or officers of the Corporation appointed pursuant to paragraph 21 and/or of any other person or persons, appointed as aforesaid by the board of directors may, if specifically authorized by the board of directors, be printed, engraved, lithographed or otherwise mechanically reproduced upon any contracts, documents or instruments in writing or bonds, debentures or other securities of the Corporation executed or issued by or on behalf of the Corporation and all contracts, documents or instruments in writing or bonds, debentures or other securities of the Corporation on which the signature or signatures of any one or more of the foregoing directors or officers or the other persons authorized as aforesaid shall be so reproduced pursuant to such authorization by the board of directors shall be deemed to have been manually signed by each such director, officer or other person whose signature is so reproduced and shall be as valid to all intents and purposes as if they had been signed manually and notwithstanding that any such director, officer or other person whose signature is so reproduced may have ceased to hold office at the date of the delivery or issue of such contracts, documents or instruments in writing or bonds, debentures or other securities of the Corporation.

DIVISIONS

70.                                                                               Authority to Create Divisions.

The board of directors may cause the business and operations of the Corporation or any part thereof to be divided into one or more divisions based upon character or type of operations, geographical territories, manufactured products, method of distribution, type of product or products manufactured or distributed or upon such other basis of division as the board may from time to time determine to be advisable.  In particular, the board may authorize:

(i)                                     the further division of the business and operations of any such division into sub-units and the consolidation of the business and operations of any such divisions or sub-units;  and

(ii)                                  the designation of any such division or sub-unit by, and the carrying on of the business and operations of any such division or sub-unit under, a name other than the name of the Corporation.

71.                                                                               Designation and Appointment of Divisional Officers.

The board of directors may, by resolution, designate and appoint divisional officers assigned to that particular division or a sub-unit of that division provided that any such divisional officer shall not, as such, be an officer of the Corporation.  The divisional officers, if any, shall be appointed by the board of directors annually or oftener as may be required.  Notwithstanding the foregoing, each incumbent divisional officer shall continue in office until the earliest of (a) the divisional officer’s resignation, which resignation shall be effective at the time a written resignation is received by the Corporation or at the time specified in the resignation, whichever is later, (b) the divisional officer’s appointment of the divisional officer’s successor, (c) the meeting at which the board of directors annually appoints the divisional officers of the Corporation, (d) the divisional officer’s death, and (e) the divisional officer’s removal by resolution of the board of directors, which removal may be made by the board of directors at any time, with or without cause, without prejudice to such divisional officer’s rights under any employment contract or in law.  For certainty, the removal of a divisional officer from his or her position as a divisional officer does not of itself constitute a termination of that person’s employment with the Corporation.  The divisional officers need not be directors and one person may hold more than one divisional office.

72.                                                                               Duties and Authority of Divisional Officers.

The duties, responsibilities, limitations and remuneration of the divisional officers shall be such as are determined from time to time by the person or persons and/or committee or committees designated by the board of directors of the Corporation having responsibility for the division to which such divisional officer has been appointed.  The authority of any such divisional officer shall, however, be limited to acts and transactions relating only to the business and operations which his or her division is authorized to transact and perform, provided, however, that if the same person is also appointed an officer of the Corporation, the foregoing shall not limit his or her acts under the powers and duties of such corporate office.

73.                                                                               Execution of Instruments.

Contracts or documents requiring the signature of the Corporation and relating only to a particular division of the Corporation may be signed in accordance with paragraph 69 or by any one of the divisional officers appointed pursuant to paragraph 71 with respect to such division.  All such contracts or documents so signed shall be binding upon the Corporation without further authorization or formality.  The board of directors shall have power from time to time by resolution to appoint any divisional officer or officers appointed pursuant to paragraph 71, or other person or persons, to sign specific contracts or documents on behalf of the Corporation and relating only to a particular division of the Corporation.

Any such divisional signing officer may affix the seal of the Corporation to any such contract or document, and may certify a copy of any instrument, resolution, by-law or other document of the Corporation to be a true copy thereof.

If specifically authorized by a resolution of the board of directors, the signature of any divisional signing officer may be printed, engraved, lithographed or otherwise mechanically reproduced upon all contracts or documents relating only to the division and all such contracts or documents on which the signature of any of the foregoing divisional signing officers have been so reproduced shall be deemed to have been manually signed by the divisional signing officer whose signature is so reproduced and shall be as valid as if signed manually and notwithstanding that the divisional signing officer whose signature is so reproduced may have ceased to hold office at the date of delivery or issue of such contracts or documents.

FINANCIAL YEAR

74.                                                                               Financial Year.

The financial year of the Corporation shall terminate on such date in each year as the board of directors may from time to time determine.

ELECTRONIC DOCUMENTS

75.                                                                               Creation and Provision of Information.

Unless the Corporation’s articles otherwise provide, and subject to and in accordance with the provisions of Part XX.I of the Act, the Regulations and paragraph 76 of this by-law, the Corporation may satisfy any requirement under the Act or the Regulations to create or provide a notice, document or other information to any person by the creation or provision of an electronic document.  Except as provided in Section 252.6 of the Act, “electronic document” means any form of representation of information or of concepts fixed in any medium in or by electronic, optical or other similar means and that can be read or perceived by a person or by any means.

76.                                                                               Consent and Other Requirements.

Notwithstanding the foregoing paragraph 75, a requirement under the Act or the Regulations to provide a person with a notice, document or other information shall not be satisfied by the provision of an electronic document unless

(a)                                 the addressee has consented, in accordance with the Regulations, and has designated an information system for the receipt of the electronic document; and

(b)                                 the electronic document is provided to the designated information system, unless the Regulations provide otherwise.

The term “information system” means a system used to generate, send, receive, store, or otherwise process an electronic document.